As filed with the Securities and Exchange Commission on July 28, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Electric Company
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

14-0689340
(I.R.S. Employer Identification No.)

41 Farnsworth Street
Boston, Massachusetts 02210
(Address of Principal Executive Offices)

GE 2007 Long-Term Incentive Plan
(Full Title of the Plan)

Christoph A. Pereira
Vice President, Chief Corporate, Securities and Finance Counsel
General Electric Company
41 Farnsworth Street
Boston, Massachusetts 02210
(Name and Address of Agent for Service)

(617) 443-3000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (2)	Per Share (2)	Offering Price (2)	Registration Fee (3)
Common Stock, $0.06 par value per share (1)	150,000,000	$25.60	$3,840,000,000	$445,056

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act. The maximum offering price per share is based on the average of the high and low prices of the Common Stock of General Electric Company as reported on the New York Stock Exchange on July 24, 2017.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001159 and the proposed maximum aggregate offering price. Further, pursuant to Rule 457(p) under the Securities Act, $78,532.30 of the registration fees previously paid by the Registrant with respect to shares of common stock remaining unsold after the termination of the offering under the Registrant’s Registration Statement on Form S-3 (SEC file number 333-186882), initially filed on February 26, 2013, with the subsequent Prospectus Supplement filed pursuant to Rule 424(b)(5) under the Securities Act on February 27, 2013, is being used to offset the registration fee due in connection with this Registration Statement. Accordingly, a filing fee of $366,523.70 is being paid herewith.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company” or the “Registrant” or “we”), relating to 150,000,000 shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”), to be offered and sold under the GE 2007 Long-Term Incentive Plan, as amended and restated April 26, 2017 (the “Plan”), which shares of Common Stock are in addition to the 500,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2007 Registration Statement”) filed on April 30, 2007 with the Securities and Exchange Commission (the “SEC”) (SEC file number 333-142452) and the 425,000,000 shares of Common Stock registered on the Company’s Registration Statement on Form S-8 (the “2012 Registration Statement” and, together with the 2007 Registration Statement, the “Prior Registration Statements”) filed on May 4, 2012 with the SEC (SEC file number 333-181177).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit	Description
No.

3.1	The Restated Certificate of Incorporation of General Electric Company (Incorporated by reference to Exhibit 3(i) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013), as amended by the Certificate of Amendment, dated December 2, 2015 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated December 3, 2015), as further amended by the Certificate of Amendment, dated January 19, 2016 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated January 20, 2016) and as further amended by the Certificate of Change of General Electric Company (Incorporated by reference to Exhibit 3(1) of the Company's Current Report on Form 8-K, dated September 1, 2016 (in each case, under SEC file number 001-00035).

3.2	The Company’s By-Laws, as amended and restated on June 9, 2017 (Incorporated by reference to Exhibit 3(1) of the Company’s Current Report on Form 8-K dated June 9, 2017 (SEC file number 001-00035)).

5.1	Opinion of Gibson, Dunn & Crutcher LLP*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the Company’s Form 10-K for the fiscal year ended December 31, 2016*

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney of General Electric Company*

99.1	GE 2007 Long-Term Incentive Plan, as amended and restated April 26, 2017*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 28th day of July, 2017.

GENERAL ELECTRIC COMPANY

By: /s/ Christoph A. Pereira
Name: Christoph A. Pereira
Title: Vice President, Chief Corporate, Securities and Finance Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
*Jeffrey R. Immelt	Chairman of the Board and Chief Executive Officer	July 28, 2017
(Principal Executive Officer)

*Jeffrey S. Bornstein	Vice Chairman and Chief Financial Officer	July 28, 2017
(Principal Financial Officer)

*Jan R. Hauser	Vice President, Controller and Chief Accounting Officer	July 28, 2017
(Principal Accounting Officer)

*Sébastien M. Bazin	Director	July 28, 2017

*John J. Brennan	Director	July 28, 2017

*Francisco D’Souza	Director	July 28, 2017

*Marijn E. Dekkers	Director	July 28, 2017

*Peter B. Henry	Director	July 28, 2017

*Susan J. Hockfield	Director	July 28, 2017

*Andrea Jung	Director	July 28, 2017

*Robert W. Lane	Director	July 28, 2017

*Risa Lavizzo-Mourey	Director	July 28, 2017

*Rochelle B. Lazarus	Director	July 28, 2017

*Lowell C. McAdam	Director	July 28, 2017

*Steven M. Mollenkopf	Director	July 28, 2017

*James J. Mulva	Director	July 28, 2017

*James E. Rohr	Director	July 28, 2017

*Mary L. Schapiro	Director	July 28, 2017

*James S. Tisch	Director	July 28, 2017

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact